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                                                                   EXHIBIT 10.5


                       STUDENT LOAN MARKETING ASSOCIATION
                            STOCK COMPENSATION PLAN

Section 1. Purpose

     The purpose of this Plan is to provide equity-based compensation to officers of the Company who are eligible for compensation payments under the Profit Incentive Plan.


Section 2. Definitions

    (a) Award refers to Unrestricted Stock, Restricted Stock, or Stock Units granted pursuant to the terms and conditions of the Plan.

    (b) Board of Directors refers to the board of directors of the Student Loan Marketing Association, except that after a reorganization to privatize the Student Loan Marketing Association described in section 8(b) of the Plan, it shall mean the board of directors of a state-chartered holding company that is the single shareholder of the Student Loan Marketing Association.

    (c) Company refers to the Student Loan Marketing Association, except that after a reorganization to privatize the Student Loan Marketing Association described in section 8(b) of the Plan, it shall mean the state-chartered holding company that is the single shareholder of the Student Loan Marketing Association and any other entity that is designated by the Board of Directors and, with respect to the state-chartered holding company, is a corporation that is a member of the controlled group (within the meaning of section 1563(a) of the Internal Revenue Code).

    (d) Committee refers to the Compensation and Personnel Committee of the Board of Directors which administers the Plan and the members of which are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934.

    (e) Grantee refers to an officer of the Company to whom an Award is made under the Plan.

    (f) Profit Incentive Plan refers to the Student Loan Marketing Association Profit Incentive Plan, including any successor plan.

    (g) Plan refers to the Student Loan Marketing Association Stock Compensation Plan set forth in this document, as amended from time to time, and any rules or regulations established by the Committee in the course of administering the Plan.

    (h) Restricted Stock refers to an Award under section 5 of the Plan transferring shares of Stock to the grantee that remain forfeitable until the Grantee completes a specified period of employment with the Company or until the occurrence or nonoccurrence of such other event specified in the Award.

    (i) Stock refers to the Common Stock of the Student Loan Marketing Association, except that after a reorganization to privatize the Student Loan Marketing Association described in section 8(b) of the Plan, it shall mean the Common Stock of the state-chartered holding company that is the single shareholder of the Student Loan Marketing Association.

    (j) Stock Units refers to an Award under section 7 of the Plan in which the Grantee is credited with one or more units each of which are equivalent to a share of Stock and, as specified in the Award, are payable at a specified time either in cash or by the transfer of equivalent shares of Stock.
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    (k)    Unrestricted Stock refers to an Award under section 6 of the Plan transferring shares of Stock to the grantee that are nonforfeitable.


Section 3. Shares of Stock Subject to Awards

    The total number of shares of Stock available under the Plan for Awards shall consist of 150,000 shares, subject to the adjustments specified in section 8 of the Plan. Stock transferred pursuant to an Award shall reduce the total number of shares of Stock available under the Plan. The total number of shares available under the Plan shall be increased by the number of shares of Stock that are forfeited and by the equivalent number of shares of any Stock Units that are paid in cash.


Section 4. Granting of Awards and Administration of Plan

    (a) The Committee shall determine and designate from time to time the officers of the Company who are to be granted Awards and the number of shares of Stock to be transferred pursuant to an Award, subject to the limitation of section 3. Awards shall be made only to the extent that an officer is eligible to receive compensation under the Profit Incentive Plan and in lieu of all or part of cash compensation payable under such plan, as specified by the Committee.

    (b) In its discretion, the Committee may provide an officer with an opportunity to elect to receive compensation under the Performance Incentive Plan in the form of a Restricted Stock Award in lieu of a cash payment. If an officer makes such an election, the number of shares of stock transferred pursuant to the Restricted Stock Award shall be determined as if the fair market value of the stock were only ninety percent of the fair market value as of the date of transfer. Elections shall be made available to an officer only in the calendar year prior to the year in which the officer's compensation under the Profit Incentive Plan is ascertainable and payable.

    (c) The Committee shall evidence each Award by a writing provided to the Grantee that specifies whether the Award is Restricted Stock, Unrestricted Stock, or Stock Units, the number of shares subject to the Award, and other terms and conditions of the Award.

    (d) The Committee shall have the authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; to waive any terms or conditions applicable to an Award, including conditions of forfeiture; and to make any other determination necessary or advisable for the administration of the Plan. The Committee shall have sole discretion to resolve any controversy or claim arising under the Plan or an Award.


Section 5. Restricted Stock

    (a) An Award of Restricted Stock shall cause a transfer of Stock to the Grantee as of the date of the Award, but the Stock transferred shall be subject to such forfeiture provisions that are specified under the terms of the Award.

    (b) The Grantee of an Award of Restricted Stock shall have the rights and privileges of a stockholder with respect to Stock specified in the Award, subject to the limitations otherwise set forth in the Plan, including the right to vote such shares and the right to be paid currently any cash or stock dividends with respect to the Stock.

    (c) Upon the transfer of Stock to a Grantee under a Restricted Stock Award, the Grantee shall be entered on the books and records of the Company as the holder of such shares, but a stock certificate or other indicia of ownership shall not be delivered to the Grantee until such time that the Stock is no longer
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           forfeitable. Upon the lapse of any condition of forfeiture, the certificate or other indicia of ownership shall be delivered to the Grantee as soon as practicable.

    (d) Notwithstanding any other provision of the Plan, the Stock transferred under any Award of Restricted Stock shall not be subject to forfeiture if, prior to the satisfaction of all forfeiture conditions, (1) the Grantee dies; (2) the Grantee becomes eligible for payments under another plan, program or arrangement sponsored by the Company on account of the Grantee's permanent disability; (3) the Grantee is involuntarily terminated (but not including involuntary terminations for malfeasance in the course of the Grantee's duties of employment or the Grantee's commission of a criminal act); or (4) the Grantee retires from employment on or after reaching what is then defined as the normal retirement age under the Student Loan Marketing Association Employees' Pension Plan or a successor tax-qualified retirement plan.


Section 6. Unrestricted Stock

    An Award of Unrestricted Stock shall cause a transfer of Stock to the Grantee as of the date of the Award. Stock transferred pursuant to an Award of Unrestricted Stock shall not be subject to any condition of forfeiture. As soon as practicable after an Award is made, the Grantee shall receive a stock certificate or other indicia of ownership.


Section 7. Stock Units

    (a) An Award of Stock Units shall give the Grantee the right to a future transfer of Stock or payment of equivalent cash, as specified under the terms of the Award. The number of Stock Units shall be increased on account of any dividends paid on Stock during the period after an Award is made and prior to the payment of cash or transfer of Stock under the Award.

    (b) In the discretion of the Committee, an Award of Stock Units may be subject to any conditions of forfeiture that may be applied to Awards of Restricted Stock, but such conditions shall be waived if, prior to their satisfaction, an event occurs described in Section 5(d) of the Plan.

    (c) An Award of Stock Units shall not give the Grantee any beneficial ownership in Stock prior to a transfer of Stock to the Grantee under the terms of the Award. An Award of Stock Units shall constitute unfunded deferred compensation. No separate fund shall be established or other segregation of assets made to assure payment of any Awards of Stock Units. Prior to payment or transfer of Stock, a Grantee of an Award of Stock Units shall have no rights greater than an unsecured general creditor of the Company.

    (d) A Grantee of an Award of Stock Units shall have the right to elect to receive payments of cash or transfers of Stock (whichever is applicable) in annual installments of up to ten years in lieu of a single payment or transfer, provided that such election is filed with the Committee at least 12 months prior to the date that the Grantee is eligible for any payment or transfer of Stock under the Award.


Section 8. Changes in Capitalization Including Privatization

    (a) The Committee may make adjustments to the number and class of shares of stock available under the Plan and outstanding Awards to prevent dilution or enlargement of rights, including adjustments appropriate to reflect stock dividends, split-ups, recapitalization, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, and the like.
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    (b)    The Committee's authority under section 8(a) of the Plan shall include any adjustments made necessary or appropriate to the Plan and outstanding Awards on account of a reorganization to convert the Student Loan Marketing Association from a federally-chartered government sponsored enterprise to a wholly-owned subsidiary of a state-chartered holding company, including substituting shares of Common Stock in the Student Loan Marketing Association made available under the Plan with shares of a state-chartered holding company.


Section 9. Amendment or Termination of Plan

    The Board of Directors, or the Committee with the approval of the Board of Directors, may at any time alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the rights of Grantees to Awards previously granted under the Plan and that no amendment shall be made without the approval of the stockholders of the Company that increases the maximum number of shares that may be transferred pursuant to Awards under the Plan or that materially increases the benefit accruing to Grantees.


Section 10. General Provisions

    (a) At any time that an Award of Restricted Stock is subject to a condition of forfeiture, or at any time prior to the transfer of Stock or payment of equivalent cash under an Award of Stock Units, such Awards shall not be subject to anticipation, sale, assignment, pledge, encumbrance, or charge, except by will or operation of law.

    (b) The granting of an Award under the Plan shall not give the Grantee any right to future employment with the Company and shall have no effect on the terms of any Grantee's employment with the Company.

    (c) Notwithstanding any other provisions of the Plan, prior to or concurrent with the payment of any cash to a Grantee or the delivery of any certificate or indicia of ownership in Stock, the Committee may, in its discretion, require that the Grantee pay or cause to be paid any amount necessary to satisfy applicable federal, state, or local taxes. In addition, prior to the delivery of any certificate or indicia of ownership in Stock, the Committee, in its discretion, may require (1) the listing or approval for listing of such shares on any securities exchange that is the principal market for such shares; (2) the registration or other qualification of such shares under any state, federal or local law; or (3) the consent of any state, federal or local agency.

    (d) The Committee may issue or transfer Stock (or pay cash, if applicable) under any Award to any entity of the Company that is the employer of a Grantee on the condition or understanding that such entity shall transfer shares (or pay cash, if applicable) to the Grantee in accordance with the terms of the Award.


Section 11. Governing Law

    The terms of the Plan and Awards granted hereunder shall be governed by the laws of the District of Columbia.
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Section 12. Effective Date

    The terms of the Plan shall be effective on January 1, 1996, as approved by the shareholders of the Student Loan Marketing Association at the May 16, 1996 meeting of shareholders.

    IN WITNESS WHEREOF, Student Loan Marketing Association has caused this instrument to be duly executed in its name and on its behalf on this 16th day of May, 1996.

                                         STUDENT LOAN MARKETING ASSOCIATION


                                         -----------------------------------
                                         Timothy G. Greene, Executive
                                           Vice President and General Counsel